EXHIBIT 99.1

Contact:
Veronica Rosa
VP, Corp. Comm. and Investor Relations
USA Technologies
484-359-2138
vrosa@usatech.com

USA Technologies Appoints New Director, Albin F. Moschner

Former Chief Operating Officer of Leap Wireless, Joins Board

7th Independent Director Brings Deep Marketing, Manufacturing and Wireless
Industry Expertise to USA Technologies Board of Directors

MALVERN, PA, May 1, 2012 -- USA Technologies, Inc. (NASDAQ: USAT), (“USAT”), a leader of wireless, cashless payment and M2M telemetry solutions for self-serve, small-ticket retailing industries, today announced that Albin F. Moschner has been appointed to the board of directors.  Moschner’s appointment makes him the ninth member of the USA Technologies board, seven of whom are independent as defined by NASDAQ regulations.

"We are pleased to welcome Al Moschner to the board of directors.  Al is an extremely accomplished executive with marketing, manufacturing and wireless industry expertise that should make him an invaluable asset to USAT and our board,” said Stephen P. Herbert, chairman and chief executive officer of USA Technologies.  “Al’s experience with high-growth businesses, particularly within the wireless industry, should be a strong addition to USAT at a time when we are accelerating our leadership in the wireless, cashless payment and M2M sectors.”

Mr. Herbert continued, “In my letter to shareholders earlier this year, I expressed my intention to enhance corporate governance, a commitment that includes increasing board independence and sourcing the best and most talented directors for our board.  We are delivering on those goals.  Al is experienced in the boardroom and his appointment complements other additions we made to our board this year including Deborah Arnold, a former senior executive with Visa International who brings in-depth payment industry expertise, and Frank Petito, current president of Orbitz for Business who also brings operating experience, investment banking and investor relations expertise.”

Mr. Moschner most recently served as chief operating officer of Leap Wireless International, Inc.  In this role, Mr. Moschner was responsible for all operating activities of the company, including financial performance and customer acquisition.  During his tenure, the company’s customer count grew from 1.5 million to 5.5 million. As Leap Wireless’ chief marketing officer, he was responsible for building a world-class marketing and product organization and assisted in the expansion of average monthly revenue per customer by 30%.

Before joining Leap Wireless, Mr. Moschner held the position of president, Verizon Card Services for Verizon Communications.  At Verizon, he managed the company’s prepaid card business, during which time it grew by over $100 million, as well as its credit card business—a $4 billion portfolio.

Moschner holds a Bachelor of Engineering degree from the City College of New York, as well as a Master of Science degree from Syracuse University. Since 1996, he has served on the board of Wintrust Financial Corporation (NASDAQ:WTFC), and serves as a director of Cleveland Wireless.  Mr. Moschner is also on the Kellogg School of Management Advisory Board.

Steve Barnhart, lead independent director for USA Technologies and chair of the Nominating Committee, stated,  “A year and a half ago, the Nominating Committee agreed on specific areas of experience where we believed it would be most beneficial to expand the board’s expertise, and which would guide the search process for, and selection of, new directors.  Those criteria included experience in the following areas: the payments industry; high volume transaction processing environments; bringing technology to market; hardware development and procurement; scaling a growth company; capital markets; and wireless communications.  Over the first four months of 2012 we have added excellent independent directors to the board, each of whom brings expertise in one or more of these areas of focus.  The benefits to be gained from these additions have already been evident in both the day to day and strategic activities of the USA Technologies Board of Directors and I am confident that Al will further enhance that positive dynamic.  I look forward to working closely with Al and the contributions he will make to USA Technologies.”

About USA Technologies:

USA Technologies is a leader in the networking of wireless non-cash transactions, associated financial/network services and energy management. USA Technologies provides networked credit card and other non-cash systems in the vending, commercial laundry, hospitality and digital imaging industries. The Company has been granted 79 patents and has agreements with Verizon, Visa, Compass, Crane and others. Visit our website at www.usatech.com.

Forward-looking Statements:
"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995: All statements other than statements of historical fact included in this release, including without limitation the financial position, achieving profitability, business strategy and the plans and objectives of USAT’s management for future operations, are forward-looking statements. When used in this release, words such as "anticipate", "believe", "estimate", "expect", "intend", and similar expressions, as they relate to USAT or its management, identify forward-looking statements. Such forward-looking statements are based on the beliefs of USAT’s management, as well as assumptions made by and information currently available to the USAT’s management. Actual results could differ materially from those contemplated by the forward-looking statements as a result of certain factors, including but not limited to, the ability of USAT to generate sufficient sales to generate operating profits, or conduct operations at a profit; the ability of USAT to retain key customers from whom a significant portion of its revenues is derived; whether USAT’s customers continue to operate or commence operating ePorts received under the Jumpstart program or otherwise at levels currently anticipated by USAT; the ability of USAT to compete with its competitors to obtain market share; whether USAT’s customers continue to utilize USAT’s transaction processing and related services, as our customer agreements are generally cancelable by the customer on thirty to sixty days’ notice; the potential costs and management distractions attendant to Brad Tirpak’s purported nomination of himself and six other candidates as director nominees at the 2012 annual meeting of shareholders; whether the actions of our former CEO which resulted in his separation from the Company or the Securities and Exchange Commission’s recently commenced investigation would have a material adverse effect on the future financial results or condition of USAT; and whether USAT’s existing or anticipated customers purchase ePort devices in the future at levels currently anticipated by USAT.  Readers are cautioned not to place undue reliance on these forward-looking statements. Any forward-looking statement made by us in this release speaks only as of the date of this release. Unless required by law, USAT does not undertake to release publicly any revisions to these forward-looking statements to reflect future events or circumstances or to reflect the occurrence of unanticipated events.

Important Additional Information

USA Technologies, Inc. (“USAT”) will be filing a proxy statement with the Securities and Exchange Commission (the “SEC”) in connection with the solicitation of proxies for its 2012 annual meeting of shareholders. Shareholders are strongly advised to read USAT’s 2012 proxy statement (including any amendments or supplements thereto) when it becomes available because it will contain important information. Shareholders will be able to obtain copies of USAT’s 2012 proxy statement and other documents filed by USAT with the SEC in connection with its 2012 annual meeting of shareholders at the SEC’s website at www.sec.gov.

USAT, its directors and its executive officers may be deemed to be participants in the solicitation of proxies from shareholders in connection with USAT’s 2012 annual meeting of shareholders. Shareholders may obtain information regarding USAT’s directors, executive officers and other persons who may, under rules of the SEC, be considered participants in the solicitation of proxies for the 2012 annual meeting of shareholders, including their respective interests by security holdings or otherwise, in USAT’s annual report on Form 10-K for the year ended June 30, 2011, which was filed with the SEC on September 27, 2011. To the extent the interests of certain participants, by security holdings or otherwise, have changed since June 30, 2011, such changes have been or will be reflected on Form 8-Ks, Form 3s and Form 4s filed or to be filed by USAT with the SEC. Additional information regarding the interests of such individuals can also be obtained from the definitive proxy statement for USAT’s 2012 annual meeting of shareholders when it is filed by USAT with the SEC. These documents (when available) may be obtained free of charge from the SEC’s website at www.sec.gov.

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